SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|
Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
[ ] Definitive Proxy Statement              Commission Only (as permitted by
[X] Definitive Additional Materials         Rule 14a 6(e)(2))
[ ] Soliciting Material Pursuant
    to Section 240.14a-11(c) or
    Section 240.14a-12

                           ICN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in its Charter)

                          Iridian Asset Management LLC
                                      and
                         Franklin Mutual Advisers, LLC
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
               Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

        ---------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------

    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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


The following is the text of the form of indemnification agreement furnished by Iridian Asset Management LLC ("Iridian") and Franklin Mutual Advisers, LLC ("FMA") to each of Messrs. Edward Burkhardt, Ronald Fogleman and Steven Lee referred to in Iridian and FMA's press release issued May 21, 2002.





                                                                     May 1, 2002



Dear _________:

          We, Iridian Asset Management LLC ("Iridian") and Franklin Mutual Advisers, LLC ("FMA"), hereby agree, jointly and severally, to indemnify and hold you harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable fees and disbursements of counsel) to which you may become subject or may incur as a result of being made, or threatened with being made, a party to any proceeding at law or in equity brought by or on behalf of ICN Pharmaceuticals, Inc. (the "Company") arising out of or based upon any exercise of your rights as a shareholder of the Company to vote in, or to express or advocate your views regarding, the pending proxy contest for the election of directors at the Company's 2002 annual meeting of stockholders (the "Proxy Contest") or any exercise of your fiduciary duties as a director of the Company in connection with the Proxy Contest; provided, however, that you shall not be entitled to be indemnified hereunder if such loss, claim, damage, liability, cost, or expense is occasioned by your own fault, misconduct, or misrepresentation. The foregoing indemnity is intended to apply only to the extent you are not entitled to indemnification in respect of the same matters by the Company or to the benefit of any insurance coverage maintained by the Company and if we make any payments to you pursuant to the terms of the foregoing indemnity, we shall be subrogated to all rights, if any, that you may have to obtain payments for the same matter from the Company or under any insurance policy maintained by Company.

          In case of the commencement of any action against you in respect of which you may seek indemnification from us hereunder, you will give prompt written notice thereof to each of us, and we will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such action and, to the extent that we may wish, to assume the defense thereof, with counsel reasonably satisfactory to you, and after notice from us to you of our election so to assume the defense thereof, we will not be liable to you under this agreement for any legal or other expenses subsequently incurred by you in connection with the defense thereof other than reasonable costs of investigation. If in any action for which indemnity may be sought hereunder Iridian and/or FMA and you are included as defendants, and you shall have been advised in writing by your counsel, with copy to each of us, that it would constitute a conflict of interest for the same counsel to represent Iridian and/or FMA and you in such action, you shall have the right to employ your own counsel (reasonably satisfactory to us) in such action, in which event we shall reimburse you for all reasonable legal fees and expenses incurred by you in connection with the defense thereof. We shall in no event be liable for any settlement of any such action effected without our prior written consent.


                                          Very truly yours,



                                          Iridian Asset Management LLC

                                          By:
                                               ------------------------------



                                          Franklin Mutual Advisers, LLC

                                          By:
                                               ------------------------------



ACCEPTED:





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 Name: